Exhibit 99.3
BRINCKO ASSOCIATES, INC.
FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

BRINCKO ASSOCIATES, INC.
CONTENTS

BRINCKO ASSOCIATES, INC.
BALANCE SHEET
ASSETS

September 30,
2009
(Unaudited)
Current assets
Cash and cash equivalents	$18,804
Accounts receivable, net of allowance for doubtful accounts of $128,925 at September 30, 2009	603,528
Unbilled receivables	195,468
Prepaid expenses	2,284

Total current assets	820,084

Property and equipment
Office equipment	92,104
Automobile	74,618
Furniture and fixtures	55,650

222,372
Less accumulated depreciation and amortization	219,211

Total property and equipment	3,161

Other assets
Deposits	6,251

Total other assets	6,251

Total assets	$829,496

LIABILITIES AND STOCKHOLDER’S EQUITY

September 30,
2009
(Unaudited)
Current liabilities
Accounts payable	$219,354
Bank overdraft	79,255
Deferred revenue	28,843
Pension benefit obligation — current portion	187,068
Taxes payable	13,506

Total current liabilities	528,026
Pension benefit obligation, net of current portion	199,683

Total liabilities	727,709

Commitments and contingencies (Note 7)
Stockholder’s equity
Common stock, no par value 10,000 shares authorized 1,000 shares issued and outstanding	1,000
Additional paid-in capital	10,000
Accumulated other comprehensive loss	(501,879)
Retained earnings	592,666

Total stockholder’s equity	101,787

Total liabilities and stockholder’s equity	$829,496

The accompanying notes are an integral part of these financial statements.

BRINCKO ASSOCIATES, INC.
STATEMENTS OF INCOME

	Nine Months Ended September 30,
	2009		2008
	(Unaudited)		(Unaudited)
		% of		% of
	Amount	Net Sales	Amount	Net Sales
Net revenues	$2,811,784	100.0	$1,346,418	100.0
Cost of revenues	1,195,457	42.5	776,392	57.7

Gross profit	1,616,327	57.5	570,026	42.3
General and administrative expenses	490,466	17.4	392,766	29.2

Income before other income (expense)	1,125,861	40.1	177,260	13.1

Other income (expense)
Interest income	169	0.0	251	0.0
Other income	21,173	0.7	15,978	1.2

Total other income (expense)	21,342	0.7	16,229	1.2

Income before provision for income taxes	1,147,203	40.8	193,489	14.3

Provision for income taxes	21,134	0.8	18,823	1.4

Net income	$1,126,069	40.0	$174,666	12.9

The accompanying notes are an integral part of these financial statements.

BRINCKO ASSOCIATES, INC.
STATEMENT OF STOCKHOLDER’S EQUITY
For the Nine Months Ended September 30, 2009 (Unaudited)

				Accumulated
				Other
	Common Stock		Additional	Comprehensive	Retained
	Shares	Amount	Paid in Capital	Loss	Earnings	Total
Balance December 31, 2008	1,000	$1,000	$10,000	$(378,030)	$619,983	$252,953

Stockholder distributions (unaudited)	—	—	—	—	(1,153,386)	(1,153,386)

Change in funded status of pension benefit obligation (unaudited)	—	—	—	(123,849)	—	(123,849)

Net income (unaudited)	—	—	—	—	1,126,069	1,126,069

Balance September 30, 2009 (unaudited)	1,000	$1,000	$10,000	$(501,879)	$592,666	$101,787

The accompanying notes are an integral part of these financial statements.

BRINCKO ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS

	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$1,126,069	$174,666
Adjustments to reconcile net income to net cash flows from operating activities
Bad debt expense	(409)	10,446
Net periodic benefit cost	52,497	10,341
Depreciation	10,862	11,947
(Increase) decrease in
Accounts receivable	34,387	529,263
Unbilled receivable	(61,032)	(138,382)
Prepaid expenses	26,454	2,916
Prepaid taxes	7,687	—
Increase (decrease) in
Accounts payable	215,067	47,921
Bank overdraft	(31,651)	(277,471)
Pension benefit obligation	(272,815)	(159,464)
Deferred revenue	(49,399)	—
State taxes payable	13,506	—

Net cash flows from operating activities	1,071,223	212,183

Cash flows from financing activities
Distribution to shareholder, net	(1,153,386)	(246,932)

Net cash flows from financing activities	(1,153,386)	(246,932)

Net change in cash and cash equivalents	(82,163)	(34,749)
Cash and cash equivalents, beginning of year	100,967	57,411

Cash and cash equivalents, end of period	$18,804	$22,662

Supplemental disclosure for cash flows information
Taxes paid	$—	$—

Supplemental disclosure for non-cash financing activities
Change in unfunded status of pension benefit obligation	$(123,849)	$—

The accompanying notes are an integral part of these financial statements.

BRINCKO ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2009 and 2008 (Unaudited)
NOTE 1 — ORGANIZATION AND LINE OF BUSINESS
Brincko Associates, Inc. (the “Company”) is a California corporation incorporated in February 1981. The Company is an international management consulting firm providing personalized expert consulting advice for a variety of business situations.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies confirm to accounting principles generally accepted in the United States of America (“GAAP”) in all material aspects.
Unaudited Interim Financial Information
The accompanying interim balance sheet as of September 30, 2009, the statement of stockholder’s equity for the nine months ended September 30, 2009 and the statements of income and cash flows for the nine months ended September 30, 2009 and 2008 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position as of September 30, 2009 and its results of operations and its cash flows for the nine months ended September 30, 2009 and 2008. The results of operations for the nine months ended September 30, 2009 and 2008 are not necessarily indicative of the results to be expected for the year ending December 31, 2009 or for any other interim period or for any other future year. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted; however, the Company believes the disclosures made are adequate to make the information presented not misleading.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The bank overdraft is classified as a current liability.
Fair Value of Financial Instruments
The Company discloses the estimated fair value of certain assets and liabilities defined by accounting principles as cash or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity, and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. For certain of the Company’s financial instruments, including cash and cash equivalents, receivables, prepaid expenses, accounts payable and deferred revenue, the carrying amounts approximate fair value due to short maturities.
Accounts Receivable
Accounts receivable consists of amounts due from clients related to delivery of management consulting services. The Company provides credit to its customers in the normal course of business. Other than the use of client retainers, the Company does not obtain collateral with which to secure its accounts receivable. The Company maintains reserves for potential credit losses for selected clients based upon the nature of the Company’s historical experience with its customers and financial condition. As of September 30, 2009, the Company has recorded an allowance for doubtful accounts $128,925, and believes that this allowance is sufficient for any uncollectible amounts and future returns. Although the Company expects to collect amounts due, actual collections may differ from estimated amounts.
Unbilled Receivables
Unbilled receivables represent costs incurred and estimated fees on contracts for which billings have not been presented to customers. When billed, these amounts are included in accounts receivable.
Revenue Recognition
Revenues for management services provided are recognized in the month that services are performed. Revenue is recognized once persuasive evidence of an agreement exists, the fee is fixed and determinable, the services have been delivered, and the collection of funds has been assured.
Property and Equipment
Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the various class of property, which are as follows:

Office equipment	5 to 10 years
Automobile	5 years
Furniture and fixtures	5 to 10 years
Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. At the time of retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations.
For the nine months ended September 30, 2009 and 2008, depreciation amounted to $10,862 and $11,947, respectively.
Accounting for the Impairment of Long-Lived Assets
The Company accounts for its long-lived assets in accordance with applicable accounting principles. Those principles require that an impairment loss be recognized only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and that the measurement of an impairment loss be the difference between the carrying amount and fair value of the asset. Management has evaluated the recoverability of its long-lived assets and has determined that no impairment has occurred as of the periods ended September 30, 2009, and September 30, 2008.
Leases
The Company accounts for its lease agreements by categorizing leases at their inception as either operating or capital leases depending on certain defined criteria. On certain lease agreements, the Company receives rent holidays and other incentives. The Company recognizes lease costs on a straight-line basis without regard to the deferred payment terms and the difference between rent expense and amounts paid under the lease agreements are recorded.
Income Taxes
The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, these financial statements do not include any provision for income taxes other than tax imposed by the state of California. Instead, earnings and losses are included in the stockholder’s personal income tax returns and are taxed based on his personal tax strategies.

Defined Benefit Pension Plan
The Company is required to recognize the overfunded or underfunded positions of defined benefit postretirement plans, including pension plans, on the balance sheet, and required to recognize the change in funded status in other comprehensive income.
Recently Adopted Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued guidance, codified in Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, (“ASC 820”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This guidance applies under other accounting pronouncements that require or permit fair value measurements, and does not require any new fair value measurements.
In February 2007, the FASB issued guidance, codified in ASC 820,with respect to accounting for a transfer to the trading category for all entities with available-for-sale and trading securities electing the fair value option. This standard allows companies to elect fair value accounting for many financial instruments and other items that currently are not required to be accounted as such, allows different applications for electing the option for a single item or groups of items, and requires disclosures to facilitate comparisons of similar assets and liabilities that are accounted for differently in relation to the fair value option. The Company adopted this guidance effective January 1, 2008 without any effect. As permitted, the Company has elected not to use the fair value option to measure financial assets and liabilities.
In May 2009, the FASB issued guidance codified in ASC 855, “Subsequent Events” regarding establishment of general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company has adopted this guidance effective June 15, 2009. The guidance did not have a material impact on the financial reporting of the Company.
In December 2008, the FASB provided for a deferral of the effective date for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008 related to accounting for uncertainty in income taxes, codified in ASC 740, “Income Taxes”.. The Company elected this deferral and accordingly adopted this guidance in these interim financial statements. The adoption of this guidance did not impact the Company’sfinancial statements.
In December 2007, the FASB issued guidance, codified in ASC 805, “Business Combination”, establishing principles and requirements for how the acquirer of a business (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; (b) recognizes and measures in its financial statements the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This guidance is effective for fiscal years beginning on or after December 15, 2008. Accordingly, the Company will apply this guidance for acquisitions effected after January 1, 2009.
In December 2007, the FASB issued guidance, codified in ASC 810, “Consolidation”, which requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated balance sheets within equity, but separate from the parent’s equity. In addition, the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of operations. The guidance also requires that changes in the parent’s ownership interest be accounted for as equity transactions if a subsidiary is deconsolidated and any retained noncontrolling equity investment be measured at fair value. It also requires that disclosures clearly identify and distinguish between the interests of the parent and noncontrolling owners. The provisions of the guidance are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company adopted the guidance effective January 1, 2009 and does not expect the guidance to have a material impact on its financial position and results of operations.
In March 2008, the FASB issued guidance, codified in ASC 815, “Derivatives and Hedging”, which requires enhanced disclosures about a company’s derivative and hedging activities. These enhanced disclosures must discuss (a) how and why a company uses derivative instruments (b) how derivative instruments and related hedged items are accounted for; and (c) how derivative instruments and related hedged items affect a company’s financial position, results of operations and cash flows. The guidance is effective for fiscal years beginning on or after November 15, 2008, with earlier adoption allowed. The Company does not expect the adoption of the guidance on January 1, 2009 to have a material impact on its financial position and results of operations.

Recently Issued Accounting Pronouncements
In June 2009, the FASB issued guidance, codified in ASC 860, “Transfers and Servicing”, to improve the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a transfer of financial assets. The guidance is not expected to have a material impact on the financial reporting of the Company.
In June 2009, the FASB issued guidance, codified in ASC 810, “Consolidation”, to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance adds an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance. The guidance is effective as of the beginning of each reporting period that begins after November 15, 2009. Management does not expect the adoption of the guidance to have a material impact on the Company’s financial statements.
In June 2009, the FASB issued guidance, codified in ASC 105, “Generally Accepted Accounting Principles”, which establishes the FASB Accounting Standards Codification as the source of authoritative United States of America generally accepted accounting principles (“GAAP”). This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of this guidance will not have a material effect on the Company’s financial statements.
NOTE 4 — LINE OF CREDIT
The Company maintains a credit facility with a bank that allows the Company to borrow a maximum of $250,000 and is personally guaranteed by the shareholder. The unsecured line note bears interest at the bank’s prime rate (3.25% as of June 30, 2009 and 5% as of June 30, 2008) plus 1.25%. The line of credit matures on December 1, 2009. As of June 30, 2009 and 2008, the Company did not have any borrowings against this line.
NOTE 5 — EMPLOYEE DEFINED BENEFIT PENSION PLAN
The Company maintains a defined benefit plan (“DB Plan”) covering all eligible employees, as defined. The funding of the DB Plan is based on the annual actuarial calculation using certain assumptions per the DB Plan agreement. The defined benefit assets are invested in various securities including cash and marketable securities. All employees are vested after 6 years of service. The Company contributed $272,815 to the DB Plan for the nine months ended September 30, 2009.
Net periodic benefit cost for the nine months ended September 30, 2009 and 2008 respectively:

	2009	2008
	(unaudited)	unaudited
Service cost	$14,759	$13,466
Interest cost	52,503	46,257
Expected return on plan assets	(23,574)	(49,382)
Amortization of net loss	8,809	—

Net periodic benefit cost	$52,497	$10,341

NOTE 6 — SHAREHOLDER’S EQUITY
During the nine months ended September 30, 2009 and 2008, the Company made short term borrowings and loans to and from its principal shareholder, John Brincko, on a temporary basis to fund operations or advances on shareholder distributions. Net borrowings from and advances to shareholder have been classified as distributions on the accompanying statement of stockholder’s equity.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
On October 1, 2008 the Company entered into a new lease agreement and leases office facilities and storage space under non-cancelable operating lease agreements that expire November 2011 and requires minimal monthly rental payments of $6,020. The leases have an annual payment escalation clause. The Company also leased office equipment under a non-cancelable operating lease agreement that expired January 2009 and required minimal monthly rental payments of $60.
NOTE 8 — RELATED PARTIES
The owner of the Company has been employed as the main professional delivering services on behalf of the Company and his salary has been included under cost of sales in the statement of income.
NOTE 9 — SUBSEQUENT EVENTS
Effective April 1, 2009, the Company adopted guidance, codified in ASC 855 “Subsequent Events”, that establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition in the financial statements, identifies the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that should be made about events or transactions that occur after the balance sheet date.
In preparing these financial statements, the Company evaluated the events and transactions that occurred between December 31, 2008 and July 13, 2010, the date these financial statements were issued.
On November 20, 2009, the Company contributed certain assets and liabilities to an entity which was then purchased by Resources Connection, Inc., an unrelated third party.